                                   Exhibit 24.1
                                 POWER OF ATTORNEY

        Know all by these presents, that the undersigned, Peter L. Garran, hereby constitutes and appoints Laurie T. Gerber, the undersigned's true and lawful attorney-in-fact, to:

        (1)  execute for and on behalf of the undersigned Forms 3, 4, and 5 and
Schedules 13D or 13G, as appropriate, and any required amendments thereto
(collectively, the "Reports"), with respect to their current or future beneficial ownership of securities of any public company, in accordance with
Section 13(d) and/or Section 16(a) of the Securities Exchange Act of 1934, as
amended, and the respective rules (including Rule 13d-1) promulgated thereunder;

        (2)  do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such
Report and timely file such form with the United States Securities and Exchange
Commission and any stock exchange or similar authority; and

        (3)  take any other action of any type whatsoever in connection with the foregoing which, in the opinion of the attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by the attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as the attorney-in-fact may approve in the attorney-in-fact's discretion.

        The undersigned hereby grants to the attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that the attorney-in-fact, or the attorney-
in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Section 13(d) or Section 16 of the
Securities Exchange Act of 1934.

        This Power of Attorney shall remain in full force and effect until the undersigned are no longer required to file Reports with respect to the undersigned's current or future holdings of and transactions in securities issued by any public company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

        IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of dates set forth opposite his name.

        Dated: August 9, 2017           /s/ Peter L. Garran
                                        ----------------------------------------
                                        Peter L. Garran